Exhibit 99.1

August 1, 2019

For immediate release

CALIFORNIA WATER SERVICE GROUP ANNOUNCES

EARNINGS FOR THE SECOND QUARTER 2019

SAN JOSE, Calif. — California Water Service Group (NYSE: CWT) today announced net income of $17.0 million or $0.35 earnings per diluted common share for the second quarter of 2019, compared to net income of $14.8 million or $0.31 earnings per diluted common share for the second quarter of 2018.

The $2.2 million increase in net income was primarily due to a reduction of $3.4 million in business development expenses, general rate increases of $5.1 million, and $1.0 million increase in allowance for equity funds used during construction. These factors were offset by increased operating expenses, increased net interest expenses, and a reduction in benefit from Company-owned life insurance.

The increases in operating expenses in the quarter compared to the prior year quarter were: $1.3 million in depreciation and amortization, $1.1 million in employee wages, $0.7 million in outside services, and $0.7 million in property taxes.

Additionally, certain factors outside the Company’s immediate control decreased net income, including a $1.1 million reduction in benefit from Company-owned life insurance which was partially offset by a $0.6 million increase in unrealized gain on certain benefit plan investments and a $0.2 million increase in accrued unbilled revenue accrual.

The change in the Company’s unbilled revenue accrual was relatively consistent with the previous year, as the company did not see a reversal of the unbilled revenue reduction in the first quarter due to unusually cool and wet weather continuing through most of the second quarter. According to President and Chief Executive Officer Martin A. Kropelnicki, operating results were in line with expectations.

“Beyond our financial results, we focused on delivering quality, service, and value to our customers and communities. In April, we opened a regional call center (RCC) in Southern California to support districts with expanded customer service hours. Having received positive customer satisfaction results, we plan to establish regional call centers in South Central Valley, Bay Area, and Northern California before the end of 2021.”

Kropelnicki further noted the significant effort being made to prepare for Public Safety Power Shutoff (PSPS) programs being implemented by California electric utilities to reduce the risk of wildfires. In certain conditions, electric utilities have been authorized to shut off power, requiring water utilities to prepare for extended periods of power outages. California teams are procuring additional generators, pumps, and other necessary equipment; providing additional employee training; and working with the California Public Utilities Commission to establish a memorandum account to track and recover incremental costs associated with electric utilities’ PSPS programs.

“We are also working with cities, counties, and community leaders to encourage the State Legislature and Administration to ameliorate wildfire risks for water utilities and encourage additional infrastructure investments to provide safe and reliable water to customers and fire protection systems. All of these efforts are intended to reduce risk of damage and enable us to continue to serve our customers in the midst of challenging wildfire conditions,” he said.

Additional Financial Results for the Second Quarter of 2019

Total revenue increased 2.3% to $179.0 million in the second quarter of 2019 compared to $174.9 million in the second quarter of 2018. The increase in revenue was primarily due to rate increases of $6.6 million, $1.5 million of which was related to increased water costs. These increases were partially offset by revenue balancing account changes which reduced revenue $3.3 million.

Total operating expenses increased $3.9 million, or 2.6%, to $152.0 million in the second quarter of 2019 compared to $148.1 million in the second quarter of 2018.

Water production expenses decreased $0.8 million, or 1.1%, to $64.6 million in the second quarter of 2019 compared to $65.4 million in the second quarter of 2018, primarily due to a decrease in customer usage. As designed, the California revenue decoupling mechanisms record a decrease to revenue equal to the decrease in California water production costs relative to adopted water production costs.

Administrative and general and other operations expenses increased $2.9 million to $48.0 million in the second quarter of 2019, primarily due to increases of $1.0 million in employee wages, $0.9 million in conservation program costs, $0.7 million of outside services, and $0.5 million of health care expenses which were partially offset by a $1.0 million decrease in employee pension benefit and retiree medical costs. Changes in employee pension benefits, employee and retiree medical costs, and water conservation program costs for regulated California operations generally do not affect earnings, as the Company is allowed by the CPUC to record these costs in balancing accounts for future recovery, creating a corresponding change to revenue.

Maintenance expenses increased $0.3 million, or 5.6%, to $5.7 million in the second quarter of 2018, primarily due to increased costs for repairs of reservoirs and tanks.

Income taxes decreased $0.6 million due to a decrease in pre-tax income from operations. The Company’s estimated combined effective income tax rate for 2019 is 22 percent.

Depreciation and amortization expense increased $1.3 million, to $22.3 million, in the second quarter of 2019, as compared to $21.0 million in the second quarter of 2018, due to utility plant investments through 2018.

Net other income, net of income taxes, increased $3.4 million in 2019, primarily due to a $3.4 million decrease in new business development expense, a $1.3 million decrease in non-service benefits cost, and a $1.0 million increase in allowance for equity funds used during construction which was partially offset by the nonrecurrence of a $1.1 million benefit from Company-owned life insurance which occurred in 2018.

Year-to-Date Results

For the six-month period ended June 30, 2019, net income was $9.4 million or $0.19 earnings per diluted common share, compared to net income of $14.0 million or $0.29 earnings per diluted common share for the six-month period ended June 30, 2018.

The $4.6 million decrease in net income was driven primarily by a $6.9 million reduction in unbilled revenue accrual, increased operating expenses of $4.9 million, increased net interest expenses of $3.0 million, and a $1.1 million decrease in benefit from Company owned life insurance. These were partially offset by $9.1 million of general rate increases, a $4.0 million increase in unrealized income from certain benefit plan investments due to market conditions, a $3.7 million reduction in business development expenses, and a $1.6 million increase in allowance for equity funds used during construction.

Operating expense changes included increases of $3.2 million in employee wages, $3.0 million in depreciation and amortization, $1.8 million in outside services, $1.3 million in maintenance costs, and $1.3 million in property taxes which was partially offset by a decrease in income taxes of $3.9 million.

Water System Improvements

During the first six months of 2019, the total Company-funded and developer-funded capital investment was $121.9 million, a decrease of $12.0 million, or 9.0%, compared to $133.9 million in the first six months of 2018. The decrease in utility plant investment was due to construction delays caused by wetter than normal weather.

The under-collected net receivable balance in the Water Revenue Adjustment Mechanism (WRAM) and Modified Cost Balancing Account (MCBA) was $61.3 million as of June 30, 2019, an increase of 9.3%, or $5.2 million, from the balance of $56.1 million as of December 31, 2018.

Other Information

All stockholders and interested investors are invited to listen to the second quarter 2019 conference call on August 1, 2019 at 8:00 a.m. PT (11:00 a.m. ET) by dialing 1-833-832-5130 or 1-509-844-0151 and keying in ID # 1069182. A replay of the call will be available from 11:00 a.m. PT (2:00 p.m. ET) on August 1, 2019 through October 1, 2019, at 1-855-859-2056 or 1-404-537-3406, ID# 1069182. The replay will also be available under the investor relations tab at www.calwatergroup.com. Prior to the call, Cal Water will post a slide presentation on its website. The presentation can be found at www.calwatergroup.com/docs/2019q2slides.pdf after 6:00 a.m. PT. The call will be hosted by President and Chief Executive Officer Martin A. Kropelnicki, Vice President and Chief Financial Officer Thomas F. Smegal III, Vice President, Corporate Development and Chief Regulatory Affairs Officer Paul G. Townsley, and Vice President and Corporate Controller David B. Healey.

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; increased risk of inverse condemnation losses as a result of climate conditions; inability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality requirements; changes in environmental compliance and water quality requirements; electric power interruptions, especially as a result of new Public Safety Power Shutoff (PSPS) programs for the 2019 fire season as we implement approaches to manage that risk; housing and customer growth index; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management framework to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Contact

Tom Smegal

408-367-8200 (analysts)

Shannon Dean

408-367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)	June 30	December 31
	2019	2018
ASSETS
Utility plant:
Utility plant	$3,346,165	$3,229,446
Less accumulated depreciation and amortization	(1,043,960)	(996,723)
Net utility plant	2,302,205	2,232,723
Current assets:
Cash and cash equivalents	54,560	47,176
Receivables:
Customers	43,345	30,037
Regulatory balancing accounts	33,466	42,394
Other	17,616	17,101
Unbilled revenue	32,934	33,427
Materials and supplies at weighted average cost	6,989	6,586
Taxes, prepaid expenses, and other assets	17,120	11,981
Total current assets	206,030	188,702
Other assets:
Regulatory assets	373,619	353,569
Goodwill	2,615	2,615
Other assets	80,126	60,095
Total other assets	456,360	416,279
TOTAL ASSETS	$2,964,595	$2,837,704

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $.01 par value; 68,000 shares authorized, 48,140 and 48,070 outstanding in 2019 and 2018, respectively	$481	$481
Additional paid-in capital	340,274	337,623
Retained earnings	382,409	392,053
Total common stockholders' equity	723,164	730,157
Long-term debt, net	807,693	710,027
Total capitalization	1,530,857	1,440,184
Current liabilities:
Current maturities of long-term debt, net	5,312	104,911
Short-term borrowings	165,100	65,100
Accounts payable	97,376	95,580
Regulatory balancing accounts	17,855	12,213
Accrued interest	6,311	5,674
Accrued expenses and other liabilities	39,435	37,688
Total current liabilities	331,389	321,166
Unamortized investment tax credits	1,649	1,649
Deferred income taxes	216,880	213,033
Pension and postretirement benefits other than pensions	201,476	193,538
Regulatory liabilities and other	264,027	256,522
Advances for construction	189,642	186,342
Contributions in aid of construction	228,675	225,270
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$2,964,595	$2,837,704

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

For the Three Months ended:	June 30,	June 30,
	2019	2018
Operating revenue	$179,031	$174,938
Operating expenses:
Operations:
Water production costs	64,635	65,373
Administrative and general	25,434	24,383
Other operations	22,542	20,724
Maintenance	5,692	5,389
Depreciation and amortization	22,326	20,953
Income taxes	4,321	4,870
Property and other taxes	7,068	6,407
Total operating expenses	152,018	148,099
Net operating income	27,013	26,839
Other income and expenses:
Non-regulated revenue	5,130	4,845
Non-regulated expenses	(3,900)	(6,115)
Other components of net periodic benefit cost	(1,192)	(2,463)
Allowance for equity funds used during construction	1,686	710
Income tax (expense) benefit on other income and expenses	(487)	819
Net other income (loss)	1,237	(2,204)
Interest expense:
Interest expense	12,178	10,134
Allowance for borrowed funds used during construction	(924)	(304)
Net interest expense	11,254	9,830
Net Income	$16,996	$14,805
Earnings per share
Basic	$0.35	$0.31
Diluted	$0.35	$0.31
Weighted average shares outstanding
Basic	48,136	48,073
Diluted	48,136	48,073
Dividends per share of common stock	$0.1975	$0.1875

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

For the Six Months ended:	June 30,	June 30,
	2019	2018
Operating revenue	$305,142	$309,491
Operating expenses:
Operations:
Water production costs	110,227	112,979
Administrative and general	54,531	50,702
Other operations	40,363	38,364
Maintenance	12,147	10,828
Depreciation and amortization	44,694	41,668
Income taxes	1,330	5,164
Property and other taxes	14,361	13,111
Total operating expenses	277,653	272,816
Net operating income	27,489	36,675
Other income and expenses:
Non-regulated revenue	10,031	9,264
Non-regulated expenses	(6,119)	(11,552)
Other components of net periodic benefit cost	(2,451)	(5,009)
Allowance for equity funds used during construction	3,219	1,621
Income tax (expense) benefit on other income and expenses	(1,315)	1,577
Net other income (loss)	3,365	(4,099)
Interest expense:
Interest expense	23,253	19,332
Allowance for borrowed funds used during construction	(1,755)	(799)
Net interest expense	21,498	18,533
Net Income	$9,356	$14,043
Earnings per share
Basic	$0.19	$0.29
Diluted	$0.19	$0.29
Weighted average shares outstanding
Basic	48,111	48,051
Diluted	48,111	48,051
Dividends per share of common stock	$0.3950	$0.3750